Exhibit 4.3

THIRD

SUPPLEMENTAL INDENTURE

EL PASO ELECTRIC

TO

STATE STREET BANK AND TRUST COMPANY TRUSTEE

JANUARY 29, 1999

THIS INSTRUMENT GRANTS A SECURITY INTEREST BY A UTILITY.

THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS.

THIRD

SUPPLEMENTAL INDENTURE

_____________________

     EL PASO ELECTRIC COMPANY

To

STATE STREET BANK AND TRUST COMPANY

Trustee

Dated as of January 29, 1999

_____________________

Supplemental to General Mortgage Indenture
and Deed of Trust

Dated as of February 1, 1996

THIS IS A SECURITY AGREEMENT GRANTING A SECURITY INTEREST IN PERSONAL PROPERTY INCLUDING PERSONAL PROPERTY AFFIXED TO REALTY AS WELL AS A MORTGAGE UPON REAL ESTATE AND OTHER PROPERTY.

THIRD SUPPLEMENTAL INDENTURE

     THIS THIRD SUPPLEMENTAL INDENTURE, dated as of January 29, 1999 (the “Supplemental Indenture”), between EL PASO ELECTRIC COMPANY, a Texas corporation (the “Company”), whose principal office is located at 100 North Stanton Street, El Paso, Texas, 79901, and STATE STREET BANK AND TRUST COMPANY, a banking corporation organized under the laws of The Commonwealth of Massachusetts, as Trustee (the “Trustee”), whose principal corporate trust office is located at 225 Franklin Street, Boston, Massachusetts, 02110.

WITNESSETH

     WHEREAS, the Company and the Trustee have entered into that (i) General Mortgage Indenture and Deed of Trust, dated as of February 1, 1996 (the “Original Indenture”), relating to the issuance of Bonds as may be created and established from time to time in one or more series; (ii) First Supplemental Indenture dated as of February 1, 1996 (the “First Supplemental Indenture”); (iii) Second Supplemental Indenture dated as of August 19, 1997 (the “Second Supplemental Indenture” and, together with the Original Indenture and the First Supplemental Indenture, the “Indenture”); and

     WHEREAS, the Company issued Bonds pursuant to the terms of the Original Indenture, the First Supplemental Indenture and the Second Supplemental Indenture, and mortgaged and pledged the Mortgaged Property to secure payment of the Bonds; and

     WHEREAS, pursuant to the Indenture, there have been executed, authenticated, delivered and issued and there are now outstanding Bonds of series and in principal amounts as follows:

Series Designation	Issued and Outstanding Amount
7.25% Series A First Mortgage Bonds due 1999	$36,034,000
7.75% Series B First Mortgage Bonds due 2001	$62,698,000
8.25% Series C First Mortgage Bonds due 2003	$119,292,000
8.90% Series D First Mortgage Bonds due 2006	$223,132,000
9.40% Series E First Mortgage Bonds due 2011	$273,398,000
Collateral Series H First Mortgage Bonds	$100,000,000
Collateral Series I First Mortgage Bonds	$163,841,823
Collateral Series J First Mortgage Bonds	$34,134,780	;
and

     WHEREAS, Section 14.02 of the Original Indenture permits the Indenture to be amended, or compliance with any provision thereof to be waived, with the consent of the Holders of not less than a majority in principal amount of the then Outstanding Bonds (provided, that if the proposed amendment or waiver affects only the Holders of certain series of Outstanding Bonds, then the consent only of the Holders of a majority in aggregate principal amount of Outstanding Bonds of such affected series, considered as one class, shall be required);

     WHEREAS, the Company proposes to amend Section 4.01 of the First Supplemental Indenture to permit the redemption of the Series A Preferred Stock beginning on February 12, 1999 instead of May 1,1999;

     WHEREAS, the proposed amendment to Section 4.01 of the First Supplemental Indenture affects the Holders of Series A, B, C, D, E and H Bonds, but not the Holders of Series I and J Bonds (because Section 4.01 of the Second Supplemental Indenture permits the Company to redeem the Series A Preferred Stock beginning on February 12, 1999);

     WHEREAS, the Company has obtained, in accordance with Section 15.07 of the Original Indenture, the written consent of the Holders of a majority in aggregate principal amount of Outstanding Bonds of Series A, B, C, D, E and H, considered as one class, to the proposed amendment of Section 4.01 of the First Supplemental Indenture as set forth in this Supplemental Indenture;

     WHEREAS, it is provided in the Original Indenture, among other things, that the Company shall execute and file with the Trustee, and the Trustee at the request of the Company, when required by the Original Indenture, shall join in, indentures supplemental thereto, and which thereafter shall form a part thereof, for the purpose, among others, of amending the Indenture as permitted by Section 14.02 thereof; and

     WHEREAS, all acts and things have been done and performed which are necessary to make this Supplemental Indenture, when duly executed and delivered, a valid, binding and legal instrument in accordance with its terms and for the purposes herein expressed; and the execution and delivery of this Supplemental Indenture have been in all respects duly authorized.

     NOW THEREFORE, in consideration of the premises and in further consideration of the sum of One Dollar in lawful money of the United States of America paid to the Company by the Trustee at or before the execution and delivery of this Supplemental Indenture, the receipt whereof is hereby acknowledged, and of other good and valuable consideration, it is agreed by and between the Company and the Trustee as follows:

ARTICLE 1

DEFINITIONS

SECTION 1.01 Terms Incorporated by Reference.

     Except for the terms defined in this Supplemental Indenture, all capitalized terms used in this Supplemental Indenture have the respective meanings set forth in the Indenture.

ARTICLE 2
AMENDMENT OF SECTION 4.01
OF FIRST SUPPLEMENTAL INDENTURE

SECTION 2.01 Amendment to Limitation on Restricted Payments.

     Section 4.01 of the First Supplemental Indenture is amended by deleting from clause (ii)(B) of the second full paragraph thereof the date “May 1, 1999” and substituting therefor the date “February 12, 1999”.

     ARTICLE 3
THE TRUSTEE

SECTION 3.01 Trustee’s Disclaimer.

     The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or the due execution hereof by the Company, or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.

     Except as herein otherwise provided, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture other than as set forth in the Indenture, and this Supplemental Indenture is executed and accepted on behalf of the Trustee, subject to all the terms and conditions set forth in the Indenture, as fully to all intents as if the same were set forth at length herein.

ARTICLE 4
MISCELLANEOUS

SECTION 4.01 Reference to Original Indenture.

     Except insofar as otherwise expressly provided herein, all the provisions, definitions, terms and conditions of the Original Indenture, as it has been and may from time to time be amended, shall be deemed to be incorporated in and made a part of this Supplemental Indenture; and the Original Indenture as heretofore supplemented and as supplemented by this Supplemental Indenture is in all respects ratified and confirmed; and the Original Indenture, as amended, and this Supplemental Indenture shall be read, taken and construed as one and the same instrument.

SECTION 4.02 Governing Law.

     In view of the fact that Bondholders may reside in various states and the desire to establish with certainty that this Supplemental Indenture will be governed by and construed and interpreted in accordance with the law of a state having a well developed body of commercial and financial law relevant to transactions of the type contemplated herein, this Supplemental Indenture shall be construed in accordance with and governed by the laws of the State of New York (without regard to the conflict of laws provisions thereof) applicable to agreements made and to be performed therein, except to the extent that the TIA shall be applicable and except to the extent the law of any jurisdiction wherein any portion of the Mortgaged Property is located shall mandatorily govern the perfection, priority or enforcement of the Lien of the Indenture with respect to such portion of the Mortgaged Property.

SECTION 4.03 Successors.

     All covenants, stipulations and agreements of the Company in this Supplemental Indenture shall bind its successors and assigns. All agreements of the Trustee in this Supplemental Indenture shall bind its successor.

SECTION 4.04 Counterparts.

     This Supplemental Indenture may be executed in any number of counterparts, and each of such counterparts when so executed shall be deemed to be an original, but all such counterparts shall together constitute by one and the same instrument.

     IN WITNESS WHEREOF, EL PASO ELECTRIC COMPANY has caused this Supplemental Indenture to be executed by its Chairman of the Board, Chief Executive Officer, President or one of its Vice Presidents and duly attested by its Secretary or one of its Assistant Secretaries, and STATE STREET BANK AND TRUST COMPANY has caused the same to be executed by one of its Vice Presidents or Assistant Vice Presidents and its corporate seal to be hereunto affixed, and duly attested by one of its Assistant Secretaries, as of the day and year first above written.

EL PASO ELECTRIC COMPANY

By:	/s/ Gary R. Hedrick

Gary R. Hedrick
Vice President and Chief
Financial Officer

Attest:

/s/ Guillermo Silva, Jr.

Secretary

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Ruth A. Smith

	Name:	Ruth A. Smith
	Title:	Vice President

(Corporate Seal)

Attest:

(Illegible)

Title: